                                     EXHIBIT  4.5


                             INTERNATIONAL YOGURT COMPANY

                         NON-QUALIFIED STOCK OPTION AGREEMENT

                              NON-QUALIFIED STOCK OPTION
               TO PURCHASE UP TO                 SHARES OF COMMON STOCK

       THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
       OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND ISSUED IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AND
       MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL
       AND STATE SECURITIES LAWS AND AN OPINION OF COUNSEL, OBTAINED
       AT THE HOLDER'S EXPENSE, THAT ANY PROPOSED TRANSFER WOULD BE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES
       LAWS. ANY DOCUMENTS EVIDENCING THIS SECURITY WILL CONTAIN A SIMILAR LEGEND, NOTATIONS WITH RESPECT TO THESE RESTRICTIONS
       WILL BE PLACED ON THE ISSUER'S SECURITIES RECORDS AND A TRANSFER AGENT, IF ONE IS EVER APPOINTED, WILL BE INFORMED OF SUCH RESTRICTIONS.

       This Agreement is by and between INTERNATIONAL YOGURT COMPANY, an Oregon
corporation (herein the "Company"), and                              (herein the
"Optionee") and is dated as of                   , 19  .


                                  R E C I T A L S :

       The Company has employed the Optionee and considers it desirable and in the best interests of the Company and its shareholders that the Optionee be given an inducement to acquire a proprietary interest in the Company and an added incentive to promote the success of the Company's business in the form of an option to purchase shares of Common Stock of the Company. It is intended by the Company and the Optionee that this Non-Qualified Stock Option will NOT qualify as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

                                     AGREEMENT

       NOW, THEREFORE, in consideration of the promises, it is agreed as follows:

       1.     GRANT OF OPTION.  The Company hereby grants to the Optionee the
right, privilege, and option to purchase up to                   shares, subject
to adjustment as hereinafter set forth in Section 6, of the Company's Common
Stock (without par value) at a price of $               per share, subject to
adjustment as hereinafter set forth in Section 6, (herein the "Option Price"), in the manner and subject to the conditions hereinafter set forth.

This Non-Qualified Stock Option is granted pursuant to the Company's 1994 Combined Incentive and Non-Qualified Stock Option Plan dated January 4, 1994 (herein the "Plan"). The Company agrees that at all times there will be reserved for issuance upon exercise of the Option such number of shares of its Common Stock as is required for such issuance.

       2. TIME OF EXERCISE OF NON-QUALIFIED STOCK OPTION. This Non-Qualified Stock Option may be exercised in whole or in part on or after as follows, subject to adjustment as hereinafter set forth in Section 6:

                                            Maximum Number
         On or After                           Of Shares
         -----------                        --------------

                     , 19

                     , 19

                     , 19

                     , 19                      *    (3)   *

In the event of any dissolution or liquidation of the Company, or any merger or consolidation with one or more corporations in which the Company is not the surviving entity, in lieu of any continuing rights under this Non-Qualified Stock Option, the Committee may, in its sole discretion, provide a 30-day period immediately prior to such event during which the Optionee will have the right to exercise this Non-Qualified Stock Option in whole or in part without any of the foregoing limitations on exercisability.

       Notwithstanding the foregoing, this Non-Qualified Stock Option may be exercised only to the extent not previously exercised and only if this Non-Qualified Stock Option has not expired pursuant to the provisions of Section 4 hereof or terminated pursuant to the provisions of Section 5 hereof.

       3. METHOD OF EXERCISE. This Non-Qualified Stock Option may be exercised by written notice signed and delivered by the Optionee (or, in the case of exercise after death of the Optionee, by the executor, administrator, heir or legatee of the Optionee, as the case may be) directed to the President of the Company at the principal business office of the Company stating the number of shares being purchased, the method of payment of the Option Price for the shares being purchased and containing the representation required pursuant to Subsection 7.4 hereof.

              3.1  The notice must be accompanied by payment of the Option
Price for the number of shares so purchased either by check or by surrender of other securities of the Company equal to the Option Price for the number of shares so purchased. If the Option Price is being paid in whole or in part by the delivery of other securities of the Company, the notice must be accompanied by delivery of the certificates or instruments representing such other securities duly endorsed for transfer. Any other securities of the Company will be valued at the publicly reported price for the last sale on the last business day preceding the day the Company receives such notice, or, if there are no publicly reported prices of such other securities of the Company, at the fair market value of such other securities of the Company, as determined in good faith by the Board of Directors of the Company.

              3.2 The Company will make delivery of the shares purchased within a reasonable time after it receives such notice, provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, including, without limitation, actions required for compliance with federal and state securities laws, then the date of delivery of such shares may be extended for the period necessary to take such action.

              3.3 Prior to delivery of any shares purchased upon exercise of this Non-Qualified Stock Option, the Company will determine the amount of any federal, state or local income tax, if any, which is required to be withheld under applicable law and the Optionee will pay such amount to the Company to the extent that it has not been previously withheld.

       4. EXPIRATION OF NON-QUALIFIED STOCK OPTION. This Non-Qualified Stock Option, to the extent not previously exercised, will expire upon the close
of business on              .  To the extent that this Non-Qualified Stock
Option has not been exercised prior to its expiration, all further rights to purchase shares pursuant to this Non-Qualified Stock Option will cease and terminate at the expiration of such period.

       5. TERMINATION OF NON-QUALIFIED STOCK OPTION UPON TERMINATION OF EMPLOYMENT, DEATH AND DISABILITY.

              5.1 In the event the employment of the Optionee by the Company or a subsidiary of the Company terminates by retirement or for any reason other than because of disability or death as hereinafter provided, this Non-Qualified Stock Option may be exercised by the Optionee at any time prior to the expiration date of this Non-Qualified Stock Option or the expiration of three months after the date of such termination of employment, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise this Non-Qualified Stock Option at the date of such termination.

              5.2 In the event the employment of the Optionee by the Company or a subsidiary of the Company terminates because of disability of the Optionee within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1986, as amended, this Non-Qualified Stock Option may be exercised by the Optionee at any time prior to the expiration date of this Non-Qualified Stock Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise this Non-Qualified Stock Option at the date of such termination.

              5.3 In the event of the death of the Optionee, this Non-Qualified Stock Option will be exercisable at any time prior to the expiration date of this Non-Qualified Stock Option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise this Non-Qualified Stock Option at the date of the Optionee's death and only by the person or persons to whom the Optionee's rights under this Non-Qualified Stock Option may pass by the Optionee's will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death.

              5.4 To the extent that this Non-Qualified Stock Option has not been exercised within the limited periods above provided, all further rights to purchase shares pursuant to this Non-Qualified Stock Option will cease and terminate at the expiration of such period.

       6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, combinations, exchanges of shares, separations, or reorganizations, the number and class of shares deliverable upon the exercise of this Non-Qualified Stock Option and the Option Price will be subject to adjustment. Adjustments under this Section 6 will be made by the committee of the Company's Board of Directors authorized by the Plan to administer the Plan (herein the "Committee"), whose determination as to what adjustments will be made, and the extent thereof, will be final, binding and conclusive. No fractional shares of stock will be issued under this Non-Qualified Stock Option for any such adjustment.

       7. REPRESENTATIONS OF THE OPTIONEE AND RESTRICTIONS ON TRANSFER OF SECURITIES. Unless expressly waived by the Company at the time of the grant of this Non-Qualified Stock Option and at the time of any exercise of this Non-Qualified Stock Option, the undersigned Optionee hereby represents, warrants and covenants as follows:

              7.1 This Non-Qualified Stock Option has been acquired for investment and not with the view to distribution or resale.

              7.2 The undersigned Optionee understands and acknowledges that this Non-Qualified Stock Option and the Common Stock to be issued upon exercise of this Non-Qualified Stock Option have not at this time been registered under the Securities Act of 1933 or the securities laws of certain states, and are being offered, issued and sold in reliance upon exemptions from registration; and that this Non-Qualified Stock Option may not be sold, assigned, pledged, hypothecated or otherwise transferred except in compliance with all applicable federal and state securities laws and delivery to the Company of an opinion from legal counsel (at the expense of the transferee) satisfactory to the Company and its legal counsel that such transfer is in compliance with all applicable federal, state and other securities laws.

              7.3 The undersigned Optionee understands and acknowledges that, in addition to the restrictions on transfer contained in Subsection 7.2 hereof, this Non-Qualified Stock Option may not be assigned or transferred by the Optionee except by will or by the laws of descent and distribution of the state or country of the Optionee's domicile at the time of death.

              7.4 The undersigned Optionee understands and acknowledges that the Company may require as a condition to the Optionee's notice of intention to exercise this Non-Qualified Stock Option pursuant to Section 3 hereof the delivery by the Optionee to the Company of a representation that it is Optionee's then present intention to acquire the shares of Common Stock issuable upon exercise of this Non-Qualified Stock Option for investment and not for resale or distribution, unless in the opinion of counsel for the Company, such a representation is not required to comply with the Securities Act of 1933, as amended. The undersigned Optionee understands and acknowledges that unless a registration statement under the Securities Act of 1933, as amended, is in effect as to the shares purchased upon any exercise of this Non-Qualified Stock Option, such shares will bear the following legend:

       The securities represented by this Certificate are restricted securities within the meaning of the Securities Act of 1933. The securities may not be sold or transferred in the absence of an effective registration statement under the Securities Act of 1933 or an opinion of counsel satisfactory to the issuer obtained at the expense of the transferee that the sale or transfer is exempt from registration under such Act.

       The undersigned Optionee further understands and acknowledges that the Company may in its sole discretion file a registration statement under the Securities Act of 1933 with respect to this Non-Qualified Stock Option or the shares of Common Stock which can be acquired by exercise of this Non-Qualified Stock Option but is under no obligation to do so.

              7.5 The Optionee by accepting this Non-Qualified Stock Option agrees that whenever the Company undertakes a firmly underwritten public offering of its securities and if requested by the managing underwriter in such offering, the Optionee will enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Optionee provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering.

              7.6 The undersigned Optionee understands that under federal tax law as it currently exists the exercise of this Non-Qualified Stock Option will result in ordinary income to the Optionee in an amount equal to the difference between the Option Price and the fair market value of the shares acquired on the date of such exercise without the receipt by the Optionee of any cash or the ability to resell the shares purchased in order to pay any resulting federal and state income taxes.

       8. RIGHTS PRIOR TO EXERCISE OF THIS NON-QUALIFIED STOCK OPTION. The Optionee will have no rights as a shareholder in the shares covered by this Non-Qualified Stock Option until payment of the Option Price and the delivery by the Company to the Optionee of the stock certificate evidencing such shares. Without limiting the foregoing the Optionee will have no right to receive any dividends with respect to or to vote or exercise any other right with respect to any shares until the certificates representing such shares have been delivered to the Optionee.

       9. NO EFFECT ON EMPLOYMENT. Nothing contained in this Non-Qualified Stock Option will be construed to limit or restrict the rights of the Company to terminate the employment of the Optionee at any time, with or without cause, to change the duties of the Optionee, or to increase or decrease the Optionee's compensation from the rate in existence at the time this Non-Qualified Stock Option is granted.

       10. BINDING EFFECT. This Non-Qualified Stock Option will be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, and assigns.

       11. NOTICES. All notices to the Optionee or other persons then entitled to exercise this Non-Qualified Stock Option will be delivered at the address contained in the records of the Company or such other address as may be specified in writing by the Optionee or such other person. All notices to the Company will be delivered at its principal offices.

       12.    GOVERNING LAW AND INTERPRETATION.  This Non-Qualified Stock
Option will be governed by the laws of the State of Oregon as to all matters, including but not limited to matters of validity, construction, effect and performance, without giving effect to rules of choice of law. This Non-Qualified Stock Option hereby incorporates by reference all of the provisions of the Plan, and will in all respects be interpreted and construed in such manner as to effectuate the intent of the Plan. In the event of a conflict between the terms of this Non-Qualified Stock Option and the Plan, the terms of the Plan will prevail. All matters of interpretation of the Plan and this Non-Qualified Stock Option, including the terms and conditions thereof and hereof and the definitions of the words used therein and herein, will be determined in the sole and final discretion of the Committee or the Board of Directors.

       13. ATTORNEYS FEES. If any suit or action is instituted in connection with any controversy arising out of this Non-Qualified Stock Option or the enforcement of any right hereunder, the prevailing party will be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorney's fees, including fees on any appeal.



                                       INTERNATIONAL YOGURT COMPANY




                                       By:
                                           -------------------------
                                            John N. Hanna,
                                            Chief Executive Officer


                                       OPTIONEE:

                                                 -------------------
                                                 -------------------